As filed with the Securities and Exchange Commission on June 14, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POLO RALPH LAUREN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-2622036
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

650 Madison Avenue

New York, NY 10022

(212) 318-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Avery S. Fischer, Esq.

Senior Vice President and General Counsel

Polo Ralph Lauren Corporation

650 Madison Avenue

New York, NY 10022

(212) 318-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raphael M. Russo, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, par value $.01 per share	10,350,000 shares	$78.55 (2)	$812,992,500 (2)	$57,967 (1)

(1)	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low prices reported on the New York Stock Exchange on June 8, 2010.

10,350,000 Shares

Class A Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 10,350,000 shares of Class A common stock of Polo Ralph Lauren Corporation by Mr. Ralph Lauren. See “Selling Stockholder.”

We will not receive any proceeds from the sale of any shares of our Class A common stock offered by the selling stockholder. The selling stockholder from time to time may offer and sell the shares through public or private transactions, directly or through agents or broker-dealers, on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution.”

The Class A common stock is listed on the New York Stock Exchange under the symbol “RL.” The last reported sale price of the Class A common stock on June 11, 2010 was $83.45 per share.

See “Risk Factors” beginning on page 2 of this prospectus and beginning on page 21 of our Annual Report on Form 10-K for the year ended April 3, 2010, which is incorporated by reference in this prospectus, to read about factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the SEC using a “shelf” registration, or continuous offering, process. Under this shelf registration process, the selling stockholder may, from time to time, sell or otherwise dispose of up to 10,350,000 shares of our Class A common stock.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional information, such as additional risk factors or other special considerations applicable to us, our business or results of operations or our Class A common stock, and may also update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. See “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

Unless the context otherwise indicates, references in this prospectus to “Polo,” “ourselves,” “we,” “our,” “us” and the “Company” refer to Polo Ralph Lauren Corporation and its subsidiaries.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements in, or incorporated by reference into, this prospectus, in future filings by us with the SEC, in our press releases and in oral statements made from time to time by us or on our behalf constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “we believe,” “is or remains optimistic,” “currently envisions” and similar words or phrases and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements include statements regarding, among other items:

•	our anticipated growth strategies;

•	our plans to continue to expand internationally;

•	the impact of the economic recession on the ability of our customers, suppliers and vendors to access sources of liquidity;

•	the impact of the significant downturn in the global economy on consumer purchases of premium lifestyle products that we offer for sale;

•	our plans to open new retail stores;

•	our ability to make certain strategic acquisitions of certain selected licenses held by our licensees;

•	our intention to introduce new products or enter into new alliances;

•	anticipated effective tax rates in future years;

•	future expenditures for capital projects;

•	our ability to continue to pay dividends and repurchase Class A common stock;

•	our ability to continue to maintain our brand image and reputation;

•	our ability to continue to initiate cost cutting efforts and improve profitability; and

•	our efforts to improve the efficiency of our distribution system.

These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. A detailed discussion of significant risk factors that have the potential to cause our actual results to differ materially from our expectations can be found in this prospectus and the documents incorporated by reference in this prospectus under the heading “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

POLO RALPH LAUREN CORPORATION

Polo Ralph Lauren Corporation, founded in 1967 by Ralph Lauren, is a global leader in the design, marketing and distribution of premium lifestyle products, including men’s, women’s and children’s apparel, accessories, fragrances and home furnishings. We believe that our global reach, breadth of product and multi-channel distribution is unique among luxury and apparel companies. We operate in three distinct but integrated segments: Wholesale, Retail and Licensing.

Our distinctive brand image has been consistently developed across an expanding number of products, price tiers and markets. Our brands, which include apparel, accessories and fragrance collections for men and women as well as childrenswear and home furnishings, comprise one of the world’s most widely recognized families of consumer brands. Reflecting a distinctive American perspective, we have been an innovator in aspirational lifestyle branding and believe that, under the direction of internationally renowned designer Ralph Lauren, we have had a considerable influence on the way people dress and the way that fashion is advertised throughout the world. We combine consumer insight with our design, marketing and imaging skills to offer, along with our licensing alliances, broad lifestyle product collections with a unified vision:

•	Apparel — Products include extensive collections of men’s, women’s and children’s clothing;

•	Accessories — Products encompass a broad range, including footwear, eyewear, watches, jewelry, hats, belts and leathergoods, including handbags and luggage;

•	Home — Coordinated products for the home include bedding and bath products, furniture, fabric and wallpaper, paint, tabletop and giftware; and

•	Fragrance — Fragrance products are sold under our Romance, Polo, Lauren, Safari, Ralph and Black Label brands, among others.

Our global reach is one of the broadest in the apparel industry, with Ralph Lauren-branded merchandise available at approximately 9,000 different retail locations worldwide. In addition to our wholesale distribution, we sell directly to customers throughout the world via 350 full-price and factory retail stores, 281 concessions-based shop-within-shops and our e-commerce websites, RalphLauren.com and Rugby.com.

RISK FACTORS

An investment in our Class A common stock involves risks. Before deciding whether to purchase our Class A common stock, you should consider the risks discussed below or elsewhere in this prospectus, and those set forth in our Annual Report on Form 10-K for the year ended April 3, 2010 that we have incorporated by reference in this prospectus. While we believe that these risks are the most important for you to consider, you should read this section in conjunction with our financial statements, the notes to those financial statements and our management’s discussion and analysis of financial condition and results of operations included in our periodic reports and incorporated into this prospectus by reference.

Shares eligible for future sale may have a potential adverse effect on our stock price.

Upon completion of this offering, we expect that 31,530,021 shares of Class B common stock will be beneficially owned by Ralph Lauren and his family. These shares are convertible at any time into shares of Class A common stock. To the extent a stockholder is and remains one of our affiliates, any shares of Class A common stock, including any shares issued upon conversion of the Class B common stock, will be available for public sale only if the shares are registered under the Securities Act or sold in compliance with the limitations of Rule 144 under the Securities Act. In addition, the holders of our Class B common stock are entitled to registration rights with respect to the shares of Class A common stock issuable upon conversion of their shares of Class B common stock.

We are not able to predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Class A common stock in the public market, or the perception that these sales may occur, may adversely affect prevailing market prices.

Control by members of the Lauren family and the anti-takeover effect of multiple classes of stock could discourage attempts to acquire us.

Holders of our Class A common stock are entitled to one vote per share and holders of our Class B common stock are entitled to ten votes per share. Without giving effect to the sale of any shares offered hereby, members of the Lauren family beneficially own all 41,880,021 shares of our outstanding Class B common stock, representing 88.5% of the voting power of our common stock and the right to elect eight of our eleven directors. Accordingly, members of the Lauren family will, until they in the aggregate sell substantially all of their Class B common stock, be able to elect a majority of our directors and, if they vote in the same manner, determine the disposition of practically all matters submitted to a vote of our stockholders, including mergers, going private transactions and other extraordinary corporate transactions and their terms. Members of the Lauren family will, until they sell substantially all of their Class B common stock, have the ability, by virtue of their stock ownership, to prevent or cause a change in control of us. In addition, various provisions of our amended and restated certificate of incorporation and material agreements may be deemed to have the effect of discouraging a third party from pursuing a non-negotiated takeover of us and preventing changes in control of us. Furthermore, our 1997 Long-Term Stock Incentive Plan provides for accelerated vesting of stock options upon a “change in control” of us.

USE OF PROCEEDS

All of the shares of Class A common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for his own account. We will not receive any of the proceeds from these sales.

SELLING STOCKHOLDER

The table below sets forth information regarding the selling stockholder in this offering. We are party to a registration rights agreement with the selling stockholder, and are filing this registration statement in response to a demand registration request under that agreement made by the selling stockholder.

The following table sets forth certain information as of June 9, 2010 as to the number of shares of common stock beneficially owned and the percentage of outstanding shares held by the selling stockholder.

	Prior to Offering					After Offering
Selling Stockholder	Class A Shares Owned (1)	Percentage of Total Outstanding Class A Shares (2)	Class B Shares Owned (3)	Percentage of Total Outstanding Class B Shares (2)	Class A Shares Offered (4)	Class A Shares Owned (1)	Percentage of Total Outstanding Class A Shares (2)	Class B Shares Owned (3)	Percentage of Total Outstanding Class B Shares (2)	Total Combined Voting Power
Ralph Lauren	2,410,759	4.3%	39,837,594	95.1%	10,350,000	2,410,759	3.6%	29,487,594	93.5%	80.1%

(1)	Includes 1,245,836 vested options exercisable as of June 9, 2010 or within 60 days thereafter representing the right to purchase shares of Class A Common Stock. Does not include unvested options to purchase 99,999 shares of Class A Common Stock and 75,221 unvested restricted stock units that entitle Mr. Lauren to receive an equal number of shares of Class A Common Stock. Does not include 102,339 vested restricted stock units (the underlying shares of the Company’s Class A Common Stock for these restricted stock units will not be delivered until his separation of service from the Company or if earlier, upon a change of control).
(2)	The percentage of shares owned prior to and after the offering is based on 54,585,111 shares of Class A common stock and 41,880,021 shares of Class B common stock outstanding as of May 29, 2010.
(3)	Includes (i) 4,741,830 shares held by certain grantor retained annuity trusts established by Mr. Lauren of which Mr. Lauren and Roger N. Farah are the trustees, (ii) 1,531,607 shares held by certain grantor retained annuity trusts established by Ricky Lauren, Mr. Lauren’s wife, of which Ms. Lauren and Mr. Farah are the trustees, and (iii) 8,792,342 shares of Class B Common Stock held by Lauren Family, L.L.C., a limited liability company of which Mr. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not related to or subordinate to Mr. Lauren. The managers of Lauren Family, L.L.C. are Mr. Lauren’s children, Andrew Lauren, David Lauren and Dylan Lauren. Actions by Lauren Family, L.L.C. require the consent of a majority of the managers. This amount excludes (i) 200,000 shares of Class B Common Stock held by a successor trust for the benefit of Mr. Lauren’s issues of which Mr. Lauren is not a trustee; and (ii) 1,026,289 shares of Class B Common Stock held by successor trusts for the benefit of Mr. Lauren’s issues and for various trusts of which Mr. Lauren is a grantor. Mr. Lauren is not a trustee of the successor trusts and Mr. Farah is one of the trustees of two of these successor trusts. This amount also excludes 1,549,623 shares of Class B Common Stock held by successor trusts for the benefit of Ms. Lauren’s issues and for various trusts of which Ms. Lauren is a grantor. Ms. Lauren is not a trustee of the successor trust and Mr. Farah is one of the trustees of this successor trust.
(4)	Consists of shares of Class A common stock received upon conversion of shares of Class B common stock.

PLAN OF DISTRIBUTION

The selling stockholder may sell or otherwise dispose of the shares of our Class A common stock covered by this prospectus:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in the applicable prospectus supplement the particular terms of the offering of our Class A common stock, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds the selling stockholder will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any other information we believe to be material.

If the selling stockholder uses one or more underwriters in the sale, such underwriter(s) will acquire the shares of our Class A common stock covered by this prospectus for their own account. The underwriters may resell the shares of our Class A common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The selling stockholder may sell or otherwise dispose of the shares of our Class A common stock covered by this prospectus through agents designated by the selling stockholder. Any agent involved in the offer or sale or other disposition of the shares of our Class A common stock for which this prospectus and the applicable prospectus supplement is delivered will be named, and any commissions payable to that agent will be set forth, in the prospectus supplement.

The selling stockholder may also sell or otherwise dispose of the shares of our Class A common stock covered by this prospectus directly to purchasers. In this case, no underwriters, dealers or agents would be involved.

The selling stockholder may from time to time enter into hedging transactions with third parties, which may in turn engage in short sales of the shares of Class A common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of Class A common stock covered by this prospectus short pursuant to this prospectus and deliver shares of Class A common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also engage in derivatives transactions relating to the shares of Class A common stock and may sell or deliver shares in connection with those transactions subject to applicable law.

Under the securities laws of some states, the shares of Class A common stock covered by this prospectus may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Class A common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York will pass on the validity of the Class A common stock offered by this prospectus.

EXPERTS

The consolidated financial statements incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K for the year ended April 3, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report dated June 2, 2010, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K for the year ended April 3, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report dated May 28, 2008 (June 2, 2010 as to the effect of the noncontrolling interests as discussed in Note 4), relating to the consolidated financial statements of Polo Ralph Lauren Corporation and subsidiaries, for the year ended March 29, 2008, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of ASC 740-10 (formerly referred to as Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”), effective April 1, 2007, and an explanatory paragraph relating to the Company’s retrospective adjustment of the presentation and disclosures for a change in accounting for noncontrolling interests, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://investor.ralphlauren.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the sale of the Class A common stock offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us and our Class A common stock, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where such offer or sale is not permitted. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this prospectus by reference or in our affairs since the date of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

This prospectus incorporates documents by reference that are not presented in or delivered with this prospectus. This is known as “incorporation by reference.” The following documents, which have been filed by us with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended April 3, 2010 (filed on June 2, 2010);

•	our Current Reports on Form 8-K (filed on October 1, 2009 and October 19, 2009);

•

those portions of our Definitive Proxy Statement on Schedule 14A (filed on July 2, 2009) which were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 29, 2009 (filed on May 27, 2009); and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A (filed on June 5, 1997).

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until all of the securities offered under this prospectus are sold (other than information furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of any Current Report on Form 8-K (unless expressly stated otherwise in such Current Report on Form 8-K)) are also incorporated by reference in this prospectus.

You should rely only on the information contained in this document or that information to which we have referred you. We have not authorized anyone to provide you with any additional information.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Polo Ralph Lauren Corporation

625 Madison Avenue

New York, New York 10022

Attention: Investor Relations

Telephone: 212-813-7862

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions. All of the amounts shown are estimates, except the registration fee paid to the SEC. All of these expenses will be borne by the Company.

SEC registration fee	$57,967
Printing and engraving costs	50,000
Transfer agent fees	10,000
Legal fees and expenses	200,000
Accounting fees and expenses	200,000
Miscellaneous expenses	82,033

Total	$600,000

Item 15.	Indemnification of Directors and Officers.

Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter in any such action, suit or proceeding, Section 145 requires that such person be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

Article Six of the Company’s Amended and Restated Certificate of Incorporation eliminates the personal liability of the directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as directors, with certain exceptions. Article Seven of the Company’s Amended and Restated Certificate of Incorporation and Article Eight of the Company’s Second Amended and Restated By-Laws require indemnification of directors and officers of the Company, and for advancement of litigation expenses to the fullest extent permitted by Section 145.

The Company has entered into indemnification agreements with directors and certain officers of the Company indemnifying them against liability they may incur in their capacities as such and advancement of defense expenses (including legal fees).

Pursuant to the Registration Rights Agreement among the Company and holders of our Class B common stock, including Mr. Lauren and related persons, each holder of shares of Class A common stock (including shares of Class A common stock issued or issuable upon conversion of shares of Class B common stock) being registered hereby has agreed to indemnify the Company, its officers and directors, each person who controls the Company within the meaning of the Securities Act and certain other specified persons for certain losses, claims, damages or liabilities that may arise with respect to any omission or untrue statement of material fact made in connection with the registration of such shares of Class A common stock in reliance on written information furnished to the Company by or on behalf of such holder or underwriter, subject to certain limitations. Pursuant to the Registration Rights Agreement, the Company has agreed to indemnify each holder of shares of Class A common stock (including shares of Class A common stock issued or issuable upon conversion of shares of Class B common stock) being registered hereby, each participating underwriter and certain other specified persons for certain losses, claims, damages or liabilities and expenses that may arise in connection with the registration of such shares of Class A common stock, subject to certain exceptions and limitations.

The preceding discussion of the Company’s Amended and Restated Certificate of Incorporation, the Company’s Second Amended and Restated By-Laws and the Registration Rights Agreement, each previously filed with the SEC, and Section 145 of the DGCL is not intended to be exhaustive and is qualified by the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, the Registration Rights Agreement and Section 145 of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company under the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We maintain directors’ and officers’ liability insurance for the benefit of our directors and certain of our officers.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) That:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 14, 2010.

POLO RALPH LAUREN CORPORATION

By:	/S/ TRACEY T. TRAVIS
Name:	Tracey T. Travis
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Roger N. Farah, Tracey T. Travis and Avery S. Fischer, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 14, 2010.

Signature	Title

/S/ RALPH LAUREN Ralph Lauren	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/S/ ROGER N. FARAH Roger N. Farah	President, Chief Operating Officer and Director

/S/ JACKWYN L. NEMEROV Jackwyn L. Nemerov	Executive Vice President and Director

/S/ TRACEY T. TRAVIS Tracey T. Travis	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ JOHN R. ALCHIN John R. Alchin	Director

/S/ ARNOLD H. ARONSON Arnold H. Aronson	Director

Signature	Title

/S/ FRANK A. BENNACK, JR. Frank A. Bennack, Jr.	Director

/S/ DR. JOYCE F. BROWN Dr. Joyce F. Brown	Director

/S/ JOEL L. FLEISHMAN Joel L. Fleishman	Director

/S/ HUBERT JOLY Hubert Joly	Director

/S/ STEVEN P. MURPHY Steven P. Murphy	Director

/S/ ROBERT C. WRIGHT Robert C. Wright	Director

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1**	Form of Underwriting Agreement.

3.1*	Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-24733) (the “S-1”)).

3.2*	Second Amended and Restated By-laws of the Company (filed as Exhibit 10.2 to the Form 10-Q for the quarterly period ended September 29, 2007).

4.1*	Registration Rights Agreement, dated as of June 9, 1997, by and among Ralph Lauren, GS Capital Partners, L.P., GS Capital Partner PRL Holding I, L.P., GS Capital Partners PRL Holding II, L.P., Stone Street Fund 1994, L.P., Stone Street 1994 Subsidiary Corp., Bridge Street Fund 1994, L.P., and Polo Ralph Lauren Corporation (filed as Exhibit 10.3 to the S-1).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

*	Incorporated herein by reference.
**	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.